Exhibit 99.1

Galena Biopharma Announces Proposed Public Offering of Common Stock and Warrants

San Ramon, California, January 6, 2016 — Galena Biopharma, Inc. (NASDAQ: GALE), a biopharmaceutical company committed to the development and commercialization of targeted oncology therapeutics that address major medical needs, today announced it intends to offer shares of its common stock and warrants to purchase its common stock in an underwritten public offering. The shares of common stock and warrants to purchase common stock are being offered as units. The shares of common stock and warrants will be immediately separable and issued separately. Raymond James & Associates, Inc. will act as sole book-running manager for the offering.

The company intends to use the net proceeds from this offering to fund its ongoing Phase 3 PRESENT study and other clinical trials of its product candidates, and to augment its working capital and for general corporate purposes.

The securities described above are being offered by the company pursuant to a shelf registration statement on Form S-3, as amended, previously filed with and declared effective by the Securities and Exchange Commission (SEC). A preliminary prospectus supplement related to the offering has been filed with the SEC. Electronic copies of the preliminary prospectus supplement may be obtained from Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida, or by telephone at (800) 248-8863, or e-mail at prospectus@raymondjames.com, or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Galena Biopharma, Inc.

Galena Biopharma, Inc. is a biopharmaceutical company committed to the development and commercialization of targeted oncology therapeutics that address major unmet medical needs. Galena’s development portfolio is focused primarily on addressing the rapidly growing patient populations of cancer survivors by harnessing the power of the immune system to prevent cancer recurrence. The company’s pipeline consists of multiple mid-to-late-stage clinical assets, including novel cancer immunotherapy programs led by NeuVax™ (nelipepimut-S) and GALE-301. NeuVax is currently in a pivotal, Phase 3 clinical trial in breast cancer with several concurrent Phase 2 trials ongoing both as a single agent and in combination with other therapies. GALE-301 is in a Phase 2a clinical trial in ovarian and endometrial cancers and in a Phase 1b given sequentially with GALE-302. For more information, visit www.galenabiopharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed public offering and the intended use of proceeds from the offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering will be completed or as to the actual size or terms of the offering. These forward-looking statements also are subject to risks, uncertainties and assumptions relating to the future expectations, plans and prospects for the development and commercialization of the company’s product candidates, including patient enrollment in our clinical trials, present or future licensing, collaborative or financing arrangements, expected outcomes with regulatory agencies, and projected market opportunities for product candidates, including those detailed from time to time in the company’s filings with the SEC, and represent the company’s views only as of the date they are made and should not be relied upon as representing the company’s views as of any subsequent date. The company’s actual results may differ materially from those contemplated by these forward-looking statements. The company does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this press release.

NeuVax is a trademark of Galena Biopharma, Inc.

Source: Galena Biopharma, Inc.

Contact:

Remy Bernarda

SVP, Investor Relations & Corporate Communications

(925) 498-7709

ir@galenabiopharma.com

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